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                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[X]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                 MERRILL LYNCH CONSULTS INTERNATIONAL PORTFOLIO
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)    Title of each class of securities to which transaction applies:

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      (2)    Aggregate number of securities to which transaction applies:

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      (3)    Per unit price or other underlying value of transaction
             computed pursuant to Exchange Act Rule 0-11:

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      (4)    Proposed maximum aggregate value of transaction:

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      (5)    Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)     Amount Previously Paid:

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      2)     Form, Schedule or Registration Statement No.:

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      3)     Filing Party:

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      4)     Date Filed:

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                 Merrill Lynch Consults International Portfolio




Dear Shareholder:

You are being asked to consider a transaction involving Merrill Lynch Consults International Portfolio ("Consults Portfolio") and Merrill Lynch International Equity Fund ("International Equity"). The transaction is a reorganization in which International Equity will, in effect, acquire Consults Portfolio. The following chart outlines the reorganization structure.

==========================================================================================================
               Surviving Fund                                        Fund to be Acquired

==========================================================================================================
  Merrill Lynch International Equity Fund                   Merrill Lynch Consults International
                                                                         Portfolio

----------------------------------------------------------------------------------------------------------


On January 20, 2000 there will be a special Shareholders' Meeting to consider the Reorganization. This reorganization must be approved by the shareholders of Consults Portfolio in order for it to occur. A combined proxy statement and prospectus that provides information about the proposed Reorganization and about each mutual fund involved is enclosed.

Under the Agreement and Plan of Reorganization, you are being asked to approve a transaction in which International Equity will acquire substantially all the assets and assume substantially all the liabilities of Consults Portfolio in exchange for newly issued Class C shares of International Equity. If the transaction is approved, Consults Portfolio will distribute these shares to its shareholders on the basis described in the combined proxy statement and prospectus. The aggregate net asset value of International Equity shares received by each shareholder of Consults Portfolio will equal the aggregate net asset value of that shareholder's Portfolio shares on the valuation date.

Consults Portfolio's Board of Trustees has reviewed the reorganization proposal and recommends that you vote FOR the proposal after carefully reviewing the enclosed materials.

Your vote is important. Please take a moment now to sign and return your proxy card in the enclosed postage paid return envelope. You may also vote on the Internet by visiting http://www.proxyvote.com and entering the 12 digit control number located on your proxy card. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote your shares.

                                 Board of Trustees

                                 Merrill Lynch Consults International Portfolio



Enclosures
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                             E-Mail to FCs re: MLCIX

To:         Financial Consultant

From:       Advisory Services Group Marketing

Re:         Proposed MLCIX Reorganization and Proxy Mailing

This is to notify you that there is a mailing being sent directly to all shareholders of MLCIX - the Merrill Lynch Consults International Portfolio ("Portfolio") mutual fund. The mailing is asking the shareholders of this mutual fund to consider the reorganization of MLCIX with the Merrill Lynch International Equity Fund ("Fund"), and includes:

-      Proxy statement for the Portfolio
-      Most recent prospectus of the Fund.
-      Most recent annual shareholder report of the Fund.

For your reference we have enclosed a list of potential frequently asked questions, which you may encounter when working with clients. You can obtain a copy of the Proxy Statement by calling 609-282-3200. The prospectus is available to view and print from PSM/TGA (On TGA click on ML Net to get to Product & Services Marketing home page. Then click on Mutual Funds, then on Merrill Lynch International Equity, then on Marketing Materials, then on Prospectus), or request one from Harte Hanks (800-456-4587).

Key Dates of the proposed reorganization:
- November 30, 1999 - Record date. Record holders of shares of MLCIX as of this date will receive the mailing
- December 15, 1999 - Approximate mailing date of the proxy solicitation materials
- January 20, 2000 - Special Shareholder Meeting of MLCIX in connection with the reorganization
-      March 3, 2000 - Valuation Date
-      March 6, 2000 - Exchange Date

If you or your clients have any questions regarding the reorganization, please call Merrill Lynch Mutual Funds Marketing at 609-282-3200. For questions related to the Portfolio, call Consults Marketing at 201-557-4444.

After the reorganization, shareholders of the Portfolio will be invested in a fund with similar investment policies to the Portfolio. Both the Portfolio and the Fund invest in diversified portfolios comprised primarily of equity securities of non-U.S. companies.

Clive D. Lang serves as Portfolio Manager for both funds. Mr. Lang has been the Portfolio Manager of the Fund since April 1998 and of the Portfolio since September 1999. Mr. Lang has been associated with MLAM UK since 1997, and prior to that was the Chief Investment Officer of Panagora Asset Management Limited.
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                              FOR INTERNAL USE ONLY

                           FREQUENTLY ASKED QUESTIONS

                    RELATED TO THE PROPOSED REORGANIZATION OF

             MERRILL LYNCH CONSULTS INTERNATIONAL PORTFOLIO (MLCIX)

                   AND MERRILL LYNCH INTERNATIONAL EQUITY FUND



Q      WHY AM I RECEIVING THIS PROXY?

A. As a shareholder of Merrill Lynch Consults International Portfolio (the Portfolio), you are being asked to consider the reorganization of the Portfolio into the Merrill Lynch International Equity Fund (the Fund). The transaction requires approval of the Portfolio's shareholders.

Q.     WILL THE REORGANIZATION LIMIT MY PRIVILEGES AS A SHAREHOLDER?

A. No. If the reorganization is approved, your shares will be exchanged for an equivalent value of shares in Merrill Lynch International Equity Fund, another open-end mutual fund.

Q.     HOW WILL THE REORGANIZATION POTENTIALLY BENEFIT PORTFOLIO SHAREHOLDERS?

A.     Shareholders should consider the following:

       - After the reorganization, the Portfolio's shareholders will be invested in an open-end fund with a diversified international portfolio of equity securities. The investment approaches of the funds differ in that the Portfolio employs a "bottom-up" stock selection style that emphasizes those securities management believes to be undervalued or have good prospects for earnings growth; while the Fund uses a "top down" style choosing investments primarily based on views of general economic and financial trends rather than on individual companies.

       - The Portfolio's assets have been declining, and as assets decline shareholders may experience higher operating expenses as a percent of net assets. Currently the Portfolio is valued at approximately $38 million, and the Fund is valued at approximately $240 million.




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                              FOR INTERNAL USE ONLY



       - The total expenses of the Fund as a percent of net assets are currently lower than those of the Portfolio, and after the reorganization the total expenses of the combined fund as a percent of net assets are expected to be lower than those of either fund.

Q.     WILL THE REORGANIZATION AFFECT THE VALUE OF MY INVESTMENT?

A. The reorganization will have no effect on the value of your investment. It is currently anticipated that the net asset value of your investment in the Portfolio will be calculated as of the close of business on the New York Stock Exchange on Friday, March 3, 2000 ("Valuation Date"). It is expected that the reorganization will take place on Monday, March 6, 2000 ("Exchange Date"). Given this anticipated schedule, on March 6 you will receive shares of the Fund that have the same total net asset value as your shares of the Portfolio as of the close of business on March 3, 2000. These dates are subject to change, and should not be relied upon as fixing a definitive date for valuation or consummation of the reorganization.

Q. AFTER THE REORGANIZATION, WILL I OWN THE SAME NUMBER OF SHARES OF THE FUND AS I CURRENTLY OWN OF THE PORTFOLIO?

A. No. You will receive shares of the Fund with the same aggregate net asset value as the shares of the Portfolio you own on the Valuation Date, which is currently anticipated to be March 3, 2000, the business day prior to the Exchange Date. The number of shares you receive will depend on the net asset value of the Portfolio's shares as compared to the net asset value of the Fund's shares on the Valuation Date.

       For example, let us suppose that you own 20 shares of the Portfolio on March 3, 2000. If on that day the net asset value of the Portfolio's shares is $5 per share and the net asset value of the Fund's shares is $10 per share, you will receive 10 Fund shares in the reorganization. The value of your investment will not change. The total value of the Portfolio shares is $100 (20 shares at $5 per share). This converts to total value of the Fund shares of $100 (10 shares at $10 per share).

Q.     WHAT ARE THE TAX CONSEQUENCES FOR SHAREHOLDERS?

A. The reorganization is structured with the intent that it qualify for federal income tax purposes as a tax-free transaction so that the consummation of the reorganization itself will not result in Federal income tax liability for shareholders of the Portfolio. The Fund and the Portfolio will obtain either an opinion of counsel or a favorable private letter ruling from the Internal Revenue Service on the tax-free treatment of the reorganization. Of course, shareholders will continue to be taxed on any dividends and distributions made to them by the combined fund after the reorganization.



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                              FOR INTERNAL USE ONLY



Q.     WHO WILL MANAGE THE COMBINED FUND AFTER THE REORGANIZATION?

A. It is expected that Merrill Lynch Asset Management, L.P. (MLAM), the investment adviser of the Fund, will continue to be the investment adviser of the combined fund after the reorganization. Merrill Lynch (Suisse) Investment Management, S.A. (MLSIM), an affiliate of MLAM, is currently the investment adviser to the Portfolio. However, both MLAM and MLSIM subcontract day-to-day portfolio management of the Fund and the Portfolio, respectively, to Merrill Lynch Asset Management U.K. Limited, where the same person who is currently responsible for management of the Portfolio, Clive Lang, is manager of the Fund. Mr. Lang has been the portfolio manager of the Fund since April 1998 and will continue to serve in that capacity after the reorganization.

Q      WHAT WILL THE NAME OF THE COMBINED FUND BE AFTER THE REORGANIZATION?

A. If Fund shareholders approve the reorganization, the combined fund's name will be the Merrill Lynch International Equity Fund.

Q.     WILL THERE BE A SHAREHOLDERS' MEETING?

A. Yes, a special meeting of the shareholders of the Portfolio (the "Special Meeting") will be held on January 20, 2000 at 9:00 a.m., at 800 Scudders Mill Road, Plainsboro, New Jersey.

Q.     WHY IS MY VOTE IMPORTANT?

A. Approval of the reorganization requires the affirmative votes of Portfolio shareholders representing a two-thirds majority of the total votes entitled to be cast. The Board of Trustees urges every stockholder to vote. Please read all proxy materials thoroughly before casting your vote.

Q.     HOW CAN I VOTE?

A. You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. Or you may vote your shares on the Internet at http://www.proxyvote.com. Or refer to the "800" number printed on your voting instruction form. On the Internet you will be asked for a control number that you received in your proxy mailing. You may also vote in person at the Special Meeting. If you submitted a proxy by mail, by telephone or on the Internet, you may withdraw it at the Special Meeting and then vote in person at the Meeting.



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                              FOR INTERNAL USE ONLY



Q.     HAS THE FUND RETAINED A PROXY SOLICITATION FIRM?

A. Yes, the Fund has hired Shareholder Communications Corporation to assist in the solicitation of proxies for the Special Meeting. While the Fund expects most proxies to be returned by mail, it may also solicit proxies by telephone, fax, telegraph, Internet or personal interview.

Q. WHAT IF THERE ARE NOT ENOUGH VOTES TO REACH A QUORUM BY THE SCHEDULED MEETING DATE?

A. To facilitate receiving sufficient votes, we will need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage shareholders to vote as soon as they review the proxy materials to avoid additional mailings or telephone calls. If there are not sufficient votes to approve the proposal by the time of the Special Meeting on January 20, 2000, the meeting may be adjourned to permit further solicitation of proxy votes.

Q.     WHAT IS THE BOARD'S RECOMMENDATION?

A. The Board of Trustees of the Portfolio believes the reorganization is in the best interests of the Portfolio's shareholders. It encourages shareholders to vote FOR the reorganization.

Q.     AS A FC HOW WILL THIS AFFECT MY COMPENSATION?

A      FC compensation will not be affected by this reorganization.

Q      WHAT ARE THE KEY DATES FOR THIS TRANSACTION?

A Shareholders of record as of November 30, 1999 are entitled to vote. Shareholders must vote by January 20, 2000. If the 2/3 majority is obtained we anticipate that the reorganization will be completed on March 6, 2000.